Exhibit 10.1

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is dated effective November 24, 2015 (“Effective Date”)

BETWEEN:

GOLD RESOURCE CORPORATION, a Colorado corporation (“Optionee”);

-AND-

SILVER RESERVE CORP., a Delaware corporation (“SRC” or “Owner”), a wholly-owned subsidiary of Infrastructure Materials Corp. (“IFAM”) a Delaware corporation.

WHEREAS:

A.

SRC holds certain unpatented and patented mining claims comprising areas commonly referred to as the “Clay Peters property” and the “Copper Chief property” located in Mineral County, Nevada, as more particularly described in Schedule A hereto and as further defined herein in Article 1 (together referred to herein as the “Property”); and

B.	SRC has agreed to extend to Optionee an option to purchase SRC’s rights, title and interest in and to the Property as herein provided.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by the parties, the parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1	For the purposes of this Agreement, in addition to the terms defined elsewhere in this Agreement, the following words and phrases shall have the following meanings:

“Acquired Interest” has the meaning ascribed thereto in Article 10;

“Acquiring Party” has the meaning ascribed thereto in Article 10;

“Affiliate” means any person (including an individual), partnership, joint venture, corporation, or other form of enterprise which directly controls, is controlled by or is under common control with a party to this Agreement, and for the purposes hereof:

(a)      “control” means possession, direct or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise, and

(b)      in the absence of evidence to the contrary, ownership of fifty percent (50%) or more of the voting securities of a corporation will constitute “control”;

“Agreement” means this Option Agreement and every schedule attached hereto, all as may be amended in writing by the parties hereto from time to time;

“Area of Interest” means the geographic area consisting of the unpatented and patented claims historically comprising the Clay Peters property and Copper Chief property as more particularly described in Schedule B hereto plus a one mile distance from the outermost perimeter of the claim area as shown in Schedule B;

“Burdened Claims” means those Mining Claims which are subject to the Third Party Royalty, as defined herein;

“Business Day” means a day other than a Saturday, Sunday or any day on which chartered banks in the City of Denver, Colorado, U.S.A., are not open for business during normal banking hours;

“Environmental Laws” means any and all federal, state, municipal, national or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances or official directives having application in the relevant jurisdiction and having application to the Property;

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“GORO Shares” means the common stock of Gold Resource Corporation, a corporation existing under the laws of the State of Colorado, which is listed on the NYSE MKT securities exchange (“NYSE MKT”) and traded under the symbol, “GORO”;

“Governmental Authority” means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

“Governmental Regulations” means all directives, laws, orders, ordinances, regulations and statutes of any federal, state or local agency, court or office;

“Mining Claims” means the unpatented and patented mining claims held by SRC and described in Schedule A;

“NSR Agreement” means the agreement governing the NSR Royalty in the form of Schedule C hereto;

“NSR Royalty” has the meaning set forth in section 4.1;

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof;

“Property” means the Mining Claims together with the appurtenant surface rights, mineral rights, and permits held by SRC on the Effective Date of this Agreement, and includes any renewal thereof and any form of successor or substitute title thereto.

“SEC” means the Securities and Exchange Commission of the United States.

“Securities Act” means the Securities Act of 1933, as amended;

“Stock Consideration” means the portion of the consideration payable to SRC as part of the transactions contemplated herein that consists of shares of common stock of Gold Resource Corporation (also referred to as the “GORO Shares”);

“Third Party Royalty” means the existing 2% NSR royalty in favor of an unrelated third party reserved on the patented claims as of the Effective Date of this Agreement;

“Third Party Royalty Purchase Price” means the amount payable to holder of the Third Party Royalty in order to purchase such Third Party Royalty.

“Unburdened Claims” means those claims within the group of claims comprising the Property that are not subject to the Third Party Royalty or any other existing NSR royalty in favor of a third party and are not the Burdened Claims as described above;

As used in this Agreement, unless the context otherwise requires, the following rules apply:

(c)

the use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such Person or Persons or circumstances as the context otherwise permits;

(d)

unless otherwise specified, time periods within, or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day, if the last day of the period is not a Business Day;

(e)

reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it;

(f)	headings in this Agreement are for convenience only and shall not affect its interpretation; and

(g)	references to “include”, “includes” or “including” and the like shall be construed, in each case, as if followed by the words “but without limitation”.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1	SRC and, where indicated below, IFAM represent and warrant to Optionee that:

(a)	SRC the beneficial owner of the Property;

(b)

SRC is duly organized, validly existing and in good standing as a Delaware corporation registered to do business in the State of Nevada and is lawfully qualified to hold the beneficial interest in the Property;

(c)

SRC has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement, subject to the consent of the TSX Venture Exchange (to be obtained by IFAM, if necessary) which may be a condition to the transactions contemplated in this Agreement;

(d)

it has duly obtained all necessary corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not contravene any applicable laws and will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders’ or directors’ resolution or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject;

(e)	SRC is not a party to any actions, suits or proceedings which could materially affect its ability to meet its obligations under this Agreement;

(f)

the Mining Claims are accurately described in Schedule A, to the knowledge of SRC based upon its reasonable review of mining registry records, have been duly and validly located, recorded and issued and are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof and except for the Burdened Claims, to the knowledge of SRC based upon its reasonable review of mining registry records, the Mining Claims are not subject to any agreements or rights of third parties, and are free and clear of all liens, charges and encumbrances whatsoever;

(g)

SRC has no knowledge of, and has not received any notice of, any material claim or judicial or administrative proceeding, pending or threatened against, or which may affect, the Property, or operations thereon, relating to, or alleging any violation of any Environmental Laws; it is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding; and to the best of its knowledge, none of the Property or operations thereon is the subject of any investigation, evaluation, audit or review by any Governmental Authority to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;

(h)

to the best of SRC’s knowledge, other than such information that has been provided by SRC to the Optionee, no hazardous or toxic waste or substance is or has been stored on the Property, nor has it disposed of any hazardous or toxic waste from the Property, in either case in a manner contrary to any Environmental Laws, and to the best of its knowledge there are no contaminants on the Property other than in compliance with Environmental Laws;

(i)

to the best of SRC’s knowledge, other than such information that has been provided by SRC to the Optionee, there is no contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment (except for those derived from normal exploration activities) or non- compliance with Environmental Laws;

(j)	there are no adverse claims or challenges against or to its ownership or title to the Property of which it has notice, nor to the best of its knowledge is there any basis therefor;

(k)	to the best of its knowledge, there are no pending or threatened actions, suits, claims or proceedings regarding the Property or any portion thereof;

(l)	this Agreement will have been approved by all requisite corporate action on the part of SRC and IFAM on or before the date that it executes this Agreement;

(m)

the securities comprising the Stock Consideration have not been registered under the Securities Act but are offered in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and the Optionee is relying in part upon the truth and accuracy of, and SRC’s and IFAM’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each of SRC and IFAM set forth herein in order to determine the availability of such exemptions and the eligibility of SRC and IFAM to receive the Stock Consideration;

(n)

SRC and IFAM are acquiring the Stock Consideration for investment purposes, each for its own account and not with a view towards, or for resale in connection with, the resale or distribution thereof in a manner that would violate the Securities Act and further does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Stock Consideration;

(o)

SRC and IFAM have reviewed the SEC Reports (as defined below), including Optionee’s most recent annual report on Form 10-K filed with the SEC and any other reports or documents filed by the Optionee with the SEC since the filing of the Form 10-K has been given access to full and complete information regarding the Optionee, and has utilized such access to its satisfaction for the purpose of obtaining such information as it has reasonably requested; and, particularly, it has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Optionee concerning the terms and conditions of the offering and to obtain any additional information, to the extent reasonably available;

(p)

in reaching a decision to accept the Stock Consideration, SRC and IFAM each has such knowledge and experience in financial and business matters that it is capable of reading and interpreting financial statements and evaluating the merits and risk of an investment in the securities and has the net worth to undertake such risks;

(q)

SRC and IFAM each has obtained, to the extent it deems necessary, its own professional advice with respect to the risks inherent in the investment in the securities, and the suitability of an investment in the securities comprising the Stock Consideration in light of its financial condition and investment need;

(r)

SRC and IFAM each acknowledges that (i) the acquisition of the Stock Consideration is a long-term investment to be held in accordance with applicable securities laws; (ii) it must bear the economic risk of investment because the shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, the shares cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations are available; and (iii) the transferability of the securities is restricted and requires compliance with Rule 144 promulgated under the Securities Act or the availability of a different exemption from the registration under the Securities Act and a legend will be placed on the certificate(s) representing the GORO Shares referring to the applicable restrictions on transferability;

(s)	it certifies, under penalties of perjury, that it is NOT subject to the backup withholding provisions of Section 3406(a)(i)(C) of the Internal Revenue Code; and

(t)	it represents and warrants that it is a Delaware corporation with a principal office in Reno, Nevada and made the decision to accept the Stock Consideration in Reno, Nevada.

2.2	Optionee represents and warrants to SRC that:

(a)	it and its subsidiaries are validly existing and in good standing in the jurisdictions of their incorporation and all jurisdictions in which they do business;

(b)	it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

it has duly obtained all necessary corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not contravene any applicable laws and will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders’ or directors’ resolution or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject;

(d)

no consent from any third party is necessary to authorize, approve or permit Optionee to consummate the transactions contemplated by this Agreement, including but not limited to the issuance of the GORO Shares;

(e)	it is not a party to any actions, suits or proceedings which could materially affect its ability to meet its obligations under this Agreement;

(f)	this Agreement will have been approved by all requisite corporate action on or before the date that it executes this Agreement;

(g)

as of the date hereof, it has filed all required forms, reports and documents required to be filed by it with the SEC under the Securities Act and the Exchange Act (“SEC Reports”) for the past 3 years, each of which has complied as to form in all material respects with all applicable requirements of the Securities Act, and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. The audited consolidated financial statements of Optionee included in the SEC Reports were prepared in accordance with generally accepted accounting principles and present fairly the consolidated financial position of Optionee and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended;

(h)

as of the Effective Date, Optionee’s issued and outstanding capital consists of 54,179,369 shares of duly authorized and validly issued common stock, which shares are fully paid and non-assessable and have been issued in compliance with federal and state securities laws, and no shares of preferred stock are outstanding, and except as disclosed in the SEC Reports, there are no authorized or outstanding warrants, pre-emptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of Optionee or any of its subsidiaries; and

(i)

it has all necessary power and authority to issue and deliver the GORO Shares and the GORO Shares have been duly authorized, and, when delivered to SRC, the GORO Shares will be duly and validly issued, fully paid and non-assessable and will be issued in compliance with United States federal and state securities laws.

2.3

The representations and warranties herein set out will survive the execution of this Agreement unless or until this Agreement is otherwise terminated in accordance with the provisions of this Agreement.

ARTICLE 3
GRANT OF OPTION

3.1

For and in consideration of the Option Fee payable to SRC, as set forth herein, SRC does hereby grant to Optionee the exclusive right and option to purchase SRC’s 100% interest in the Property in accordance with the terms and conditions set forth herein (the “Option”).

3.2

Upon execution of this Agreement, Optionee shall pay to SRC the following consideration (the “Option Fee”) by the issuance of common stock (as described below) and certified cheque, bank draft, wire transfer or other form of payment satisfactory to SRC (for the cash portion), as applicable. SRC may, by prior notice to Optionee, direct that (1) the cash portion of the Option Fee be paid directly to IFAM and (2) the Stock Consideration portion of the Option Fee be issued to IFAM. The Option Fee shall consist of the following:

(a)	US$100,000.00 allocated to the claims comprising the Clay Peters property;

(b)	US$21,506.10 allocated to the claims comprising the Copper Chief property; and

(c)	such number of GORO Shares equal to US$200,000.00 as determined by reference to the closing price of GORO Shares on the NYSE MKT on the Effective Date of this Agreement.

3.3

The Option shall remain in effect for thirty-six (36) months from the Effective Date of this Agreement (“Option Term”) unless earlier exercised or terminated in accordance with the terms and conditions set forth herein. At any time prior to the expiration of the Option Term, Optionee may in its sole discretion exercise its exclusive right to purchase the Property by giving written notice thereof to SRC (“Exercise Notice”). The date of said Exercise Notice shall be the “Exercise Date.”

3.4

Upon receipt by SRC of the Exercise Notice, the parties shall determine a mutually agreeable date for closing the purchase of the Property (“Closing”), but in no event shall the Closing occur more than 15 days after the Exercise Date. At the Closing:

(a)

Optionee shall pay to SRC, or upon prior notice to Optionee SRC may direct Optionee to pay to IFAM, the “Exercise Price” consisting of (1) US$270,000 by certified cheque, bank draft, wire transfer or other form of payment satisfactory to SRC and (2) issue such number of GORO Shares equal to US$1,000,000 as determined by reference to the closing price of GORO Shares on the NYSE MKT on the date of Closing, provided however, that in the event the GORO Shares are not listed for trading on the NYSE MKT or any similar national securities exchange as of the date of Closing, Optionee shall, in lieu of the issuance of GORO shares, pay US$1,000,000 in cash to SRC; and

(b)

SRC shall transfer all of its right, title and interest in the Property, subject to a NSR Royalty reserved in favor of SRC and as described in Article 4 below, to Optionee or Optionee’s subsidiary and deliver a deed of sale, assignment of SRC’s right to repurchase the Third Party Royalty, and such other documentation as required and in a form acceptable to Optionee. Effective at the time of Closing, all of SRC’s right, title and interest in and to the Property, subject to the NSR Royalty in favor of SRC and the Third Party Royalty, shall vest and shall be deemed for all purposes hereof to have vested in Optionee, and SRC shall hold any interest in and to the Property for the benefit of Optionee, pending registration of all necessary instruments and documents with appropriate Governmental Authorities to effect the transfer of the interest to Optionee or its subsidiary as directed by Optionee.

ARTICLE 4
ROYALTY

4.1

Upon Optionee’s due exercise of the Option and following the Closing, in accordance with Section 3.4 above, SRC shall retain and be entitled to receive a royalty interest in the Property of a 2% NSR Royalty on all Unburdened Claims and a 1% NSR Royalty on all Burdened Claims, respectively, to be calculated, paid and otherwise governed in accordance with the NSR Agreement attached hereto as Schedule C. In that regard, the parties shall enter into, and in any event shall be deemed to have entered into, the NSR Agreement set forth in Schedule C.

4.2

Subject to the following, at Closing or any time thereafter until the fourth anniversary of the date of “Commencement of commercial production” as defined in the Net Smelter Return Royalty Agreement attached hereto as Schedule C, Optionee shall, upon written notice to SRC, have the exclusive right to purchase one-half of SRC’s royalty interests in the Property (including any Acquired Interest as defined in Article 10) as follows: (a) 1% NSR Royalty on all Unburdened Claims within the Area of Interest for a lump sum payment of US$1,250,000 and (b) 0.5% NSR Royalty on the Burdened Claims within the Area of Interest for a lump sum payment of US$500,000. SRC further grants to Optionee a right of first refusal to acquire part or all of SRC’s NSR Royalty interests in the Property in the event of an intended sale or other disposition of such royalty interest to a third party within 60 days following Optionee’s receipt of notice from SRC of intended sale or disposition. This provision shall expressly survive Closing.

ARTICLE 5
COVENANTS

5.1	SRC covenants and agrees that during the term of this Agreement:

(a)

it shall refrain from alienating or promising to alienate any right derived from the Mining Claims, or from creating any lien on the Mining Claims or to grant to any third parties any right or interest with regard to the Mining Claims that could adversely affect or prevent exercise of the rights granted to Optionee pursuant hereto, without the prior written consent of the Optionee;

(b)	it will immediately notify Optionee of any claim, complaint or suit of which they may learn, which could restrict or adversely affect or limit the rights granted to Optionee pursuant hereto;

(c)	it shall hold Optionee harmless of any threatened or actual impairment of the Optionee’s rights under this Agreement arising out of or in connection with activities by SRC

(d)

it shall indemnify Optionee, its affiliates and its directors, officers, agents and employees, for any liability or loss arising out of (i) any misrepresentation or breach of warranty on the part of SRC under this Agreement, (ii) any breach of covenant or other agreement on the part of SRC under this Agreement, or (iii) any third party claims with respect to occurrences or events that occurred on or prior to the Effective Date and arise directly from the conduct of SRC, its employees or the Property;

(e)	it shall continue to make available to Optionee for review and copying, all data in Optionee’s possession relating to the Property;

(f)

before issuing any press release relating to the transactions contemplated under this Agreement or the Property, SRC will provide a copy of the proposed release to Optionee at least three business days prior to dissemination;

(g)	it shall permit Optionee to enter the Property for the purpose of visual inspection, evaluation, exploration and other work during the Option Term; and

(h)

it shall fully cooperate with Optionee in its fulfillment of the covenants set forth in this Article 5, including any applications for any governmental licences, permits and approvals or notices required to be filed with the Bureau of Land Management, the State of Nevada, or any other Governmental Authority.

5.2

In the event SRC’s assignment of its right to repurchase the Third Party Royalty to Optionee is deemed invalid, SRC further covenants and agrees that upon written notice from Optionee, and payment by Optionee of the Third Party Royalty Purchase Price to SRC, SRC will exercise such right to repurchase the Third Party Royalty and subsequently transfer all such rights, title and interest in the royalty to Optionee for no further consideration. This covenant shall expressly survive the Closing.

5.3	Optionee covenants and agrees that, during the term of this Agreement:

(a)	it shall promptly comply with all Governmental Regulations relating to the condition, use or occupancy of the Property by Optionee;

(b)

it shall maintain the Mining Claims in good standing, including paying all maintenance fees, taxes and/or assessments, as due and providing evidence of such payment to SRC no less than thirty (30) days prior to the due date of such payments;

(c)	it shall pay any subsequent maintenance fees, taxes and/or assessments related to any Acquired Interest as defined in Article 10;

(d)

it shall be responsible for all reclamation fees and costs associated with any new disturbances or work conducted by Optionee on the Property as required in accordance with federal, state or local law;

(e)	it shall pay any existing NSR royalties related to the Property that become due, including but not limited to the Third-Party Royalty;

(f)

it shall, prior to conducting or allowing any work on the Property, obtain and carry a comprehensive policy of general liability insurance and shall provide a certificate of insurance to SRC indicating that the Property is included, such coverage to be in an amount of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate. In addition to the foregoing, Optionee shall carry workers compensation insurance as required by law.

(g)	it will immediately notify SRC of any claim, complaint or suit of which it may learn, which could restrict or adversely affect or limit the rights of SRC in the Property;

(h)	upon reasonable advanced notice, it shall permit SRC to enter the Property for the purpose of inspection during the Option Term;

(i)

it shall send to SRC at least once every six months all exploration data generated by Optionee during the Option Term, including but not limited to drill results, assays, core logs and drill pad locations, ;

(j)

before issuing any press release relating to the transactions contemplated under this Agreement or the Property, Optionee will provide a copy of the proposed release to SRC at least three business days prior to dissemination and shall further give SRC not less than ten (10) business days to review underlying data prior to making any public announcement,;

(k)

it shall indemnify SRC, its affiliates, directors, officers, agents and employees, for any liability or loss arising out of (i) any misrepresentation or breach of warranty on the part of Optionee under this Agreement, (ii) any breach of covenant or other agreement on the part of Optionee under this Agreement and (iii) any third party claims arising from Optionee’s operations on the Property.

(l)

it shall comply with all applicable requirements of the Securities Act, and the Exchange Act and all other applicable federal, state, and local laws, rules and regulations, including but not limited to its obligation to file all such reports required by the SEC and necessary to maintain adequate current public information in accordance with Rule 144, and shall further take any and all reasonable and necessary steps to maintain the listing of GORO Shares on any stock exchanges where such securities are listed for trading as of the Effective Date, including but not limited to the NYSE MKT;

(m)

it shall fully cooperate with SRC in its fulfillment of the covenants set forth in this Article 5, including any applications for any governmental licences, permits and approvals or notices required to be filed with the Bureau of Land Management, the State of Nevada, or any other Governmental Authority; and

(n)

it shall promptly cooperate with any reasonable request from SRC or IFAM with respect to seeking removal of the restrictive legend on the GORO Shares at such time as a valid exemption under the securities laws is available.

ARTICLE 6
CONDITIONS

6.1

Notwithstanding the foregoing or any other provision in this Agreement, the obligations of Optionee to close on the purchase of the Property shall be contingent upon the satisfaction, in Optionee’s reasonable discretion, of the following conditions (any or all of which may be waived by Optionee, at its option, in whole or in part to the extent permitted by applicable law):

(a)	no material adverse change in the condition of the Property has occurred since the delivery of the Exercise Notice by Optionee to SRC;

(b)

all of SRC’s representations and warranties contained herein shall be true and correct in all material respects on the date of Closing (except for representations and warranties that speak as of a specific date);

(c)

SRC shall have executed and delivered to the Optionee all documents to be delivered in accordance with the terms of this Agreement and such other documents and instruments as Optionee may reasonably request and which can be obtained with reasonable commercial efforts in order to consummate the transactions contemplated by this Agreement; and

(d)	No material breach by SRC shall exist under this Agreement and SRC shall be ready, willing and able to close under the terms of this Agreement.

6.2

Notwithstanding the foregoing or any other provision in this Agreement, the obligations of SRC to close on the purchase of the Property shall be contingent upon the satisfaction, in SRC’s reasonable discretion, of the following conditions (any or all of which may be waived by SRC, at its option, in whole or in part to the extent permitted by applicable law):

(a)

all of Optionee’s representations and warranties contained herein shall be true and correct in all material respects on the date of Closing (except for representations and warranties that speak as of a specific date);

(b)

Optionee shall have executed and delivered to the SRC all documents to be delivered in accordance with the terms of this Agreement and such other documents and instruments as SRC may reasonably request and which can be obtained with reasonable commercial efforts in order to consummate the transactions contemplated by this Agreement;

(c)	no material breach by Optionee shall exist under this Agreement and Optionee shall be ready, willing and able to close under the terms of this Agreement; and

(d)

no injunction, restraining order, action or order of any nature by a Governmental Authority, including a stop order suspending the qualification or exemption from qualification of any of the Stock Consideration in any jurisdiction, shall have been issued and no proceeding for that purpose shall have been commenced or, to the knowledge of Optionee after reasonable inquiry, be pending or contemplated as of the date of Closing.

ARTICLE 7
TERM; DEFAULT

7.1

This Agreement shall terminate upon the earlier of (i) the expiration of the Option Term; (ii) effective as of the date at which Optionee, at its sole discretion at any time during the Option Term, delivers written notice of termination thereof to SRC (iii) or a termination by SRC pursuant to Section 7.2 below. In the event of early termination of this Agreement in accordance with this Article 7, SRC shall be entitled to retain the Option Fee, and this Agreement shall become null and void and neither party hereto shall have any other liability, obligation or duty herein under or pursuant to this Agreement other than Optionee’s reclamation obligations and except as expressly otherwise provided herein.

7.2

If, during the Option Term, Optionee is in a material breach of any term or condition contained herein resulting in a material adverse effect to SRC’s rights hereunder (an “Event of Default”), SRC may terminate this Agreement following:

(a)	Written notice to Optionee containing the particulars of the Event of Default (a “Notice of Default”); and

(b)	The failure of Optionee to cure such Event of Default within thirty (30) days after receipt of the Notice of Default.

ARTICLE 8
CONFIDENTIAL INFORMATION

8.1

No information furnished by a party (“Disclosing Party”) to the other party (“Receiving Party”) in connection with the transactions contemplated herein, will be disclosed or published by the Receiving Party without the written consent of the Disclosing Party, but such consent in respect of the reporting of factual data will not be unreasonably withheld, and will not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities, taxation or corporation laws. This provision shall not apply to information which becomes part of the public domain provided that it does not become part of the public domain by the actions of a party hereto in contravention of its obligation to keep such information confidential.

8.2

Nothing in this section shall prevent a party from disclosing information to a third party for purposes of corporate reorganization, financing, review of materials, data and results by a consultant and like matters provided that such third party agrees to be bound by these provisions of confidentiality.

8.3	Draft press releases in this regard are deemed Confidential Information hereunder and will be reviewed by both parties prior to dissemination.

ARTICLE 9
NOTICE

9.1

Any notice or other writing, required or permitted to be given hereunder, including but not limited to the Exercise Notice, or for the purposes hereof to either party shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if by facsimile or e-mail if confirmation of transmission to the recipient is received:

(a)	In the case of notice to Optionee, at:

Gold Resource Corporation
2886 Carriage Manor Point
Colorado Springs, Colorado 80906
Attention: Jason Reid, President
Fax: “Redacted”
E-mail: “Redacted”

(b)	In the case of notice to SRC, at:

Silver Reserve Corp.
1135 Terminal Way, Suite 106
Reno, Nevada 89502
Attention: Mason Douglas, President
Fax: “Redacted”
E-mail: “Redacted” with a copy to “Redacted”

or at such other address or addresses as the parties to whom such writing is to be given shall have last notified the party giving the same in the manner provided in this Section 9.1. Any notice delivered to the party to whom it is addressed as heretofore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day, then the notice shall be deemed to have been given and received on the Business Day next following such day.

ARTICLE 10
PROPERTY MODIFICATIONS

During the term of this Agreement, unless otherwise agreed to by the parties, if any party or its Affiliate (the “Acquiring Party”) acquires, directly or indirectly, any right to or interest in, or any right to receive proceeds of production from, any mining license, lease, grant, concession, claim, permit, patent, or other form of mineral tenure located wholly or partly within the Area of Interest (the “Acquired Interest”), the Acquired Interest shall be included in and shall form part of the Property and be subject to this Agreement as if it were originally included in the definition of “Property” in section 1.1 hereof and such mining claims therein shall be considered “Unburdened Claims” for purposes of this Agreement. In such event, the Acquiring Party shall bear the acquisition costs related to the Acquired Interest.

ARTICLE 11
MISCELLANEOUS

11.1	This Agreement will supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

11.2

SRC may assign its rights and obligations under this Agreement to a third party with the consent of Optionee, which consent shall not be unreasonably withheld. Further, SRC may transfer or assign any and all of its rights and obligations under this Agreement to IFAM or any wholly-owned subsidiary or affiliate of IFAM.

11.3	The Schedules attached to this Agreement shall be deemed to be incorporated in, and to form part of, this Agreement.

11.4

If any provision of this Agreement is held to be invalid or unenforceable, then such provision will be fully severable from this Agreement, and the remaining provisions of this Agreement will remain in full force and effect and will not be affected thereby. In lieu of such invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be reasonably possible and valid and enforceable.

11.5

All obligations assumed by the parties shall be temporarily suspended and the Agreement shall be extended for up to 12 additional months when due to force majeure such as strike, war, riot, acts of God or an act of Governmental Authorities, it is not possible to perform the obligations established between the parties hereunder, and such performance shall be resumed immediately upon the definitive of any such situations.

11.6

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance of such other of its obligations hereunder will be deemed or construed to be a consent to or a waiver of any other breach or default.

11.7

The parties will promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Property.

11.8

This Agreement and any other writing delivered pursuant hereto may be executed in any number of counterparts with the same effect as if all parties to this Agreement or such other writing had signed the same document and all counterparts will be construed together and will constitute one and the same instrument.

11.9

Each party to this Agreement shall be responsible for all of its own expenses, legal and other professional fees, disbursements, and all other costs incurred in connection with the negotiation, preparation, execution, and delivery of this Agreement and all documents and instruments relating hereto and the consummation of the transactions contemplated hereby.

11.10

This Agreement will be governed and construed according to the laws of the State of Nevada applicable therein and the parties hereby attorn to the jurisdiction of the District Court of Nevada in respect of all matters arising hereunder.

11.11

This Agreement may not be assigned without the express written consent of the other party, not to be unreasonably withheld, and will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

OPTIONEE:

GOLD RESOURCE CORPORATION

By:	/s/ Jason Reid
Jason Reid, CEO and President

OWNER:

SILVER RESERVE CORP.

By:	/s/ Mason Douglas
Mason Douglas, CEO and President

SCHEDULE A

Patented and unpatented mining claims comprising the “Clay Peters property” and the “Copper Chief property” (“Property”) located in Mineral County, Nevada.

Clay Peters Patented Claims

Claim Name	Mineral Survey Number	Mineral Patent Number
Geo. F. (also known as George F.)	2593	45651
Commodore	2593	45651
Thrush	2593	45651

Clay Peters Unpatented Claims

Serial Num	Claim Name/ Number	Claimant(s)	Lead File	Casetype	Status	Loc Dt	Last Assmt
NMC1071459	CP 5	SILVER RESERVE CORP	NMC1071455	LODE	ACTIVE	4/25/2012	2 0 1 6
NMC1071460	CP 6	SILVER RESERVE CORP	NMC1071455	LODE	ACTIVE	4/25/2012	2 0 1 6
NMC1071463	CP 9	SILVER RESERVE CORP	NMC1071455	LODE	ACTIVE	4/25/2012	2 0 1 6
NMC1071464	CP 10	SILVER RESERVE CORP	NMC1071455	LODE	ACTIVE	4/25/2012	2 0 1 6
NMC1070163	CP 13	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/28/2012	2 0 1 6
NMC1070164	CP 14	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/28/2012	2 0 1 6
NMC871217	CP 17	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871218	CP 18	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871219	CP 19	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871220	CP 20	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871221	CP 21	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871222	CP 22	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871223	CP 23	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC1038681	CP 24	SILVER RESERVE CORP	NMC1038681	LODE	ACTIVE	1/11/2011	2 0 1 6
NMC1070166	CP 25	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/14/2012	2 0 1 6
NMC1070167	CP 26	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/14/2012	2 0 1 6
NMC871229	CP 29	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871230	CP 30	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871231	CP 31	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871232	CP 32	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871233	CP 33	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871234	CP 34	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871235	CP 35	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871236	CP 36	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871237	CP 37	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871238	CP 38	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871239	CP 39	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC871240	CP 40	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC1038682	CP 41	SILVER RESERVE CORP	NMC1038681	LODE	ACTIVE	1/11/2011	2 0 1 6
NMC1038683	CP 42	SILVER RESERVE CORP	NMC1038681	LODE	ACTIVE	1/11/2011	2 0 1 6
NMC1038684	CP 43	SILVER RESERVE CORP	NMC1038681	LODE	ACTIVE	1/11/2011	2 0 1 6
NMC871244	CP 44	SILVER RESERVE CORP	NMC871090	LODE	ACTIVE	3/30/2004	2 0 1 6
NMC964722	CP 45	SILVER RESERVE CORP	NMC964624	LODE	ACTIVE	9/4/2007	2 0 1 6
NMC964723	CP 46	SILVER RESERVE CORP	NMC964624	LODE	ACTIVE	9/4/2007	2 0 1 6
NMC964724	CP 47	SILVER RESERVE CORP	NMC964624	LODE	ACTIVE	9/4/2007	2 0 1 6
NMC1070170	CP 48	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/28/2012	2 0 1 6

NMC1070171	CP 49	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/28/2012	2 0 1 6
NMC1070172	CP 50	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/14/2012	2 0 1 6
NMC1070173	CP 51	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/14/2012	2 0 1 6
NMC1070174	CP 52	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/14/2012	2 0 1 6

Clay Peters Property Unpatented Claims (con’t)

Serial Num	Claim Name/ Number	Claimant(s)	Lead File	Casetype	Status	Loc Dt	Last Assmt
NMC1070175	CP 53	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/27/2012	2 0 1 6
NMC1070176	CP 54	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/27/2012	2 0 1 6
NMC964732	CP 55	SILVER RESERVE CORP	NMC964624	LODE	ACTIVE	9/4/2007	2 0 1 6
NMC964733	CP 56	SILVER RESERVE CORP	NMC964624	LODE	ACTIVE	9/4/2007	2 0 1 6
NMC1070180	CP 60	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/25/2012	2 0 1 6
NMC1070181	CP 61	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/25/2012	2 0 1 6
NMC1070186	CP 66	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/25/2012	2 0 1 6
NMC1070187	CP 67	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/25/2012	2 0 1 6
NMC1070190	CP 70	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/28/2012	2 0 1 6
NMC1070191	CP 71	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/28/2012	2 0 1 6
NMC1070192	CP 72	SILVER RESERVE CORP	NMC1070161	LODE	ACTIVE	3/28/2012	2 0 1 6
NMC1088297	CP 161	SILVER RESERVE CORP	NMC1088297	LODE	ACTIVE	1/13/2013	2 0 1 6
NMC1088298	CP 162	SILVER RESERVE CORP	NMC1088297	LODE	ACTIVE	1/13/2013	2 0 1 6
NMC1088299	CP 163	SILVER RESERVE CORP	NMC1088297	LODE	ACTIVE	1/13/2013	2 0 1 6
NMC1085688	CP 165	SILVER RESERVE CORP	NMC1085644	LODE	ACTIVE	11/20/2012	2 0 1 6
NMC1085689	CP 166	SILVER RESERVE CORP	NMC1085644	LODE	ACTIVE	11/20/2012	2 0 1 6
NMC1085690	CP 171	SILVER RESERVE CORP	NMC1085644	LODE	ACTIVE	11/20/2012	2 0 1 6
NMC1085691	CP 172	SILVER RESERVE CORP	NMC1085644	LODE	ACTIVE	11/20/2012	2 0 1 6
NMC1085708	CP 189	SILVER RESERVE CORP	NMC1085644	LODE	ACTIVE	11/19/2012	2 0 1 6
NMC1085709	CP 190	SILVER RESERVE CORP	NMC1085644	LODE	ACTIVE	11/19/2012	2 0 1 6

Copper Chief Property Unpatented Claims

Serial Num	Claim Name/ Number	Claimant(s)	Lead File	Casetype	Status	Loc Dt	Last Assmt
NMC1112344	CC 1	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112345	CC 2	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112346	CC 3	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112347	CC 4	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112348	CC 5	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112349	CC 6	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112350	CC 7	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112351	CC 8	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112352	CC 9	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112353	CC 10	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112354	CC 11	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/2/2015	2 0 1 6
NMC1112355	CC 12	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/2/2015	2 0 1 6
NMC1112356	CC 13	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/2/2015	2 0 1 6
NMC1112357	CC 14	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/2/2015	2 0 1 6
NMC1112358	CC 15	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/2/2015	2 0 1 6
NMC1112359	CC 16	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/2/2015	2 0 1 6
NMC1112360	CC 17	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/2/2015	2 0 1 6
NMC1112361	CC 18	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/2/2015	2 0 1 6
NMC1112362	CC 19	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/2/2015	2 0 1 6
NMC1112363	CC 20	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/2/2015	2 0 1 6
NMC1112364	CC 21	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112365	CC 22	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112366	CC 23	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112367	CC 24	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112368	CC 25	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/3/2015	2 0 1 6
NMC1112369	CC 26	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/2/2015	2 0 1 6
NMC1112370	CC 27	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/2/2015	2 0 1 6
NMC1112371	CC 28	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/2/2015	2 0 1 6
NMC1112372	CC 29	SILVER RESERVE CORP	NMC1112344	LODE	ACTIVE	9/2/2015	2 0 1 6

SCHEDULE B

Claim map of patented and unpatented mining claims comprising the “Clay Peters property” and the “Copper Chief property” located in Mineral County, Nevada. Map shows (in yellow) the historic Clay Peters claim boundary and (in green) the “Copper Chief property” for purposes of determining Area of Interest.

SCHEDULE C

NET SMELTER RETURN ROYALTY AGREEMENT

This agreement (the “NSR Agreement”) is made as of November 24, 2015.

Gold Resource Corporation (the “Company”) hereby grants to/agrees to pay to Silver Reserve Corp. (the “Royalty Holder”), a Production Royalty (as herein defined) on minerals produced and sold from the Property, as more particularly defined in the Option Agreement, as defined hereafter, on the terms and subject to the conditions herein specified in this NSR Agreement.

WHEREAS, according to the Option Agreement dated November 24, 2015 (the “ Option Agreement”), between the Company and the Royalty Holder, the parties agreed that in certain circumstances the Royalty Holder would be entitled to receive the Production Royalty in accordance with the terms of this NSR Agreement;

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, and other valuable consideration, the parties to this NSR Agreement agree as follow:

1.	Production Royalty

If the Company commences commercial production of Products that are mined from the Property, the Company grants and will pay the Royalty Holder a royalty equal to 2% of the Net Smelter Returns on the Unburdened Claims (as defined in the Option Agreement) and 1% of the Net Smelter Returns on the Burdened Claims (as defined in the Option Agreement) from all Products sold, computed as herein provided (the “Production Royalty”). As used herein:

(a)      “Commencement of commercial production” means the date on which proceeds from the sale of Products are recorded by the Company as revenues in accordance with generally accepted accounting principles in the United States.

(b)      “Minerals” means all precious and base metals and all ores, concentrates, precipitates, beneficiated products, and solutions containing any of the aforementioned minerals, and all forms in which such minerals may occur, be found, extracted or produced on or within the Property;

(c)      “Products” means all Minerals and materials of commercial value produced or derived from the Property;

2.	Net Smelter Returns

As used herein, “Net Smelter Returns” means the Gross Proceeds less all Allowable Deductions.

(a)      As used herein, “Gross Proceeds” will have the following meaning:

The aggregate of revenue received by the Company from arms’ lengths purchasers of all Products, plus the fair market value of all products sold by the Company to persons not dealing at arms’ length with the Company, plus the Company’s share of proceeds from insurance on the Products.

(b)      As used herein, “Allowable Deductions” means the following costs, charges and expenses paid by the Company for or with respect to Products, after such Products are shipped from the Property:

(i)      charges for treatment in the smelting and refining processes and other beneficiation processes or procedures (including handling, processing, interest and provision for settlement fees, costs of umpires, sampling, weighing, assaying and representation fees, penalties, and other deductions made by the processor or imposed by law and specifically excluding mining and milling costs);

(ii)      actual costs of transportation (including loading, freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of such transportation) of Products from the Property to the place of treatment and then to the place of sale; and

(iii)      costs or charges of any nature for or in connection with marketing or insurance, storage, or representation at a smelter or refinery for Products;

provided that whether Products are processed on or off the Property in a facility wholly or partially owned by the Company or by an Affiliate of the Company, Allowable Deductions will not include any costs that are in excess of those which would be incurred on an arm’s length basis, or which would not be Allowable Deductions if those Products were processed by an independent third party.

3.	Calculation and Payment of Production Royalty

(a)

With respect to each sale or other disposition of Products by the Company, the Production Royalty will become due and payable within 30 days of the end of the calendar quarter during which the Company receives payment for Products sold.

(b)

All Production Royalty payments will be considered final and in full satisfaction of all obligations of the Company with respect thereto, unless the Royalty Holder gives the Company written notice describing and setting forth a specific objection to the determination thereof within 30 days after receipt by the Royalty Holder of a “Royalty Statement” representing calculation of the Production Royalty payment and including copies of all third party sales invoices for Products during the respective calendar quarter. If the Royalty Holder objects to a particular Royalty Statement as herein provided, the Royalty Holder shall, for a period of 45 days after the Company’s receipt of notice of such objection, have the right, upon reasonable notice and at reasonable time, to have the Company’s accounts and records relating to the calculation of the Production Royalty in question audited by a certified professional accountant acceptable to the Royalty Holder and to the Company. If such audit determines that there has been a deficiency or an excess in the payment made to the Royalty Holder such deficiency or excess will be resolved by adjusting the next Production Royalty payment or credit due hereunder. The Royalty Holder will pay all costs of such audit unless a deficiency of 2% or more of the amount determined by the Company to be due to the Royalty Holder is determined to exist. The Company will pay the costs of such audit if a deficiency of 2% or more of the amount due is determined to exist. All books and records used by the Company to calculate the Production Royalty due hereunder will be kept in accordance with generally accepted accounting principles consistently applied. Failure on the part of the Royalty Holder to make claim on the Company for adjustment to its Production Royalty payment in such 45-day period will establish the correctness and preclude the filing of exceptions thereto or making of claims for adjustment thereon, provided that nothing herein will limit the time in which the Royalty Holder may commence a proceeding for fraud, concealment or misrepresentation. The foregoing notwithstanding, the parties further agree that any objection related to the payment of the Third Party Royalty (as defined in the Option Agreement) that may be raised by such third party shall be presented at such time and in such manner as specified in the royalty agreement between the third party and the Royalty Holder.

4.	Binding Effect

It is intended that all provisions of this NSR Agreement will run with the Property and the respective interests of the Company and the Royalty Holder therein and will be binding upon and inure to the benefit of the Company and the Royalty Holder, respectively, and their respective successors and assigns.

5.	Recording

Upon request by the Royalty Holder, the Company will record this NSR Agreement, or evidence of its existence, in the appropriate mining registry, if allowable under applicable laws.

6.	No Implied Covenants

The timing, nature, manner and extent of any exploration, development, mining, production and sale of Products, if any, will be at the sole discretion of the Company. No implied covenants or conditions whatsoever will be read into this NSR Agreement, including without limitation any covenants or conditions relating to exploration, development, prospecting, mining, production or sale of Products, except for the covenants of good faith and fair dealing.

7.	Assignment

The Company will have the right to assign the Property, in whole or in part and will have sole and absolute discretion concerning the sale, assignment, transfer, conveyance, venturing, encumbrance or other disposition of the Property, in whole or in part, on such terms and conditions as it determines appropriate. The Company will require any transferee or assignee of any interest in the Property to assume in writing the obligation to pay the Royalty Holder the Production Royalty in accordance with the terms and conditions set forth herein, and upon such assumption, the Company will be released from all liability hereunder with respect to the transferred interest in the Property, except for such liability as has accrued prior thereto. SRC may assign any and all of its right, title, interest and obligation in the NSR Agreement to IFAM or any wholly-owned subsidiary of IFAM without the consent of the Company.

8.	Sale by Royalty Holder

(a)      If the Royalty Holder desires to sell or assign all or a portion of the Production Royalty (the “Offered Interest”), and receives a bona fide offer (the “Offer”) from a party that is neither the Company nor an Affiliate of the Company (a “Third Party”), whether negotiations leading to such Offer were initiated by the Royalty Holder or by the Third Party, the Royalty Holder may accept the Offer and effect such sale, provided that the Royalty Holder first gives the Company a right of first refusal with respect to such Offer in accordance with this section.

(b)      if the Royalty Holder intends to accept the Offer, such acceptance must be made subject to the rights of the Company. The Royalty Holder will give notice (the “Sale Notice”) to the Company of its intention to sell and of the terms and conditions of the Offer, including the consideration being offered, if applicable the cash equivalent of the consideration being offered, and the date upon which it wishes to consummate the transaction (which date will be no earlier than 60 days after the date of the Sale Notice). Thereafter, the Company will have the right, by notice to the Royalty Holder within 45 days after receipt of the Sale Notice, to elect to purchase the entirety of the Offered Interest for cash consideration equal in value to the consideration to be paid by the Third Party as set out in the Offer and in accordance with the other terms and conditions of the Offer;

(c)      if the consideration to be paid for the Offered Interest by the Third Party as set forth in the Offer is not entirely in cash, then details must be delivered by the Royalty Holder to the Company with the Sale Notice evidencing that the non-monetary consideration to be paid by the Third Party to the Royalty Holder to acquire the Offered Interest is equal to or greater than the cash purchase price set out in the Notice.

(d)      the Royalty Holder will transfer the Offered Interest to the Company upon receipt of the consideration therefor upon the earlier of (i) a date to be mutually agreed and (ii) 30 days after Royalty Holder’s receipt of the notice of election to purchase. Notwithstanding the foregoing, if the Company has not elected to purchase all of the Offered Interest on the terms set out in this section, the Royalty Holder will have the right to transfer all of the Offered Interest to the Third Party on the terms set forth in the Offer at any time within 120 days following the expiration of the 45 day period in which the Company may elect to purchase the Offered Interest; and

(e)      if the Royalty Holder fails to consummate the sale to a Third Party within the said 120-day period, the right of first refusal granted to the Company with respect to such Offered Interest will be revived. Any subsequent proposal to sell such Offered Interest will be conducted in accordance with all the procedures set forth in this section.

(f)      if the Royalty Holder sells or transfers the Offered Interest to a Third Party, the change or division in the ownership of the Production Royalty, however accomplished, will not enlarge the obligations of or diminish the rights of the Company. No change or division in the ownership of the Production Royalty will be binding on the Company until ten days after the Company has received a copy of the sale or assignment instrument duly recorded in the applicable recording district evidencing the change or division in ownership.

9.	Treatment of Product

The Company may, but will not be obligated to, treat, mill, heap leach, sort, concentrate, refine, smelt, or otherwise process, beneficiate or upgrade the ores, concentrates, and other mineral product produced from the Property, at sites located on or off the Property, prior to sale, transfer, or conveyance to a purchaser, user or other consumer. The Company will not be liable for mineral values lost in processing under sound practices and procedures, and no Production Royalty will be due on any such lost mineral values.

10.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable therein.

11.	Notice

All notices and other communications under this NSR Agreement will be in writing and may be delivered personally or transmitted by e-mail or facsimile as follows:

To the Royalty Holder:
Silver Reserve Corp at:
1135 Terminal Way, Suite 106
Reno, Nevada 89502
Attention: Mr. Mason Douglas, President
Fax: “Redacted"
Email: “Redacted" with a copy to
“Redacted"

To the Company:

Gold Resource Corporation.
2886 Carriage Manor Point.
Colorado Springs, Colorado 80906
Facsimile:	“Redacted"
Attention:	Jason Reid, President
email:	“Redacted"

or to such addresses as each Party may from time to time specify by notice. Any notice will be deemed to have been given and received if personally delivered, then on the day of personal service to the recipient Party, if sent by facsimile transmission and successfully transmitted prior to 4:00 pm (of the time of the receiving Party) on the day of transmission (provided such day is a Business Day), and if transmitted after 4:00 pm (of the time of the receiving Party) on that Business Day then on the next Business Day following the date of transmission. Notice given by email will be deemed to have been given and received when the recipient acknowledges receipt.

12.	Counterparts

This NSR Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts together will constitute one and the same instrument.

COMPANY:

GOLD RESOURCE CORPORATION

By:	/s/ Jason Reid
Jason Reid, CEO and President

ROYALTY HOLDER:

SILVER RESERVE CORP.

By:	/s/ Mason Douglas
Mason Douglas, CEO and President